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                                                                   EXHIBIT 24(a)




                           CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-73492) of Cantel Industries, Inc. and in the related Prospectus and to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-73446, 33-04495 and 333-20819) of Cantel Industries, Inc., of our report dated September 19, 1997, with respect to the consolidated financial statements and schedule of Cantel Industries, Inc. included in this Annual Report on Form 10-K for the year ended July 31, 1997.






                                          ERNST & YOUNG LLP
Princeton, New Jersey
October 24, 1997